UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2012 (December 21, 2012)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

781-302-4200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 21, 2012, LoJack Corporation (the “Company”) entered into a letter agreement related to its Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (the “Credit Agreement”), by and among the Company, the Borrowers and Guarantors listed therein, the Lenders listed therein, and RBS Citizens, National Association, as Administrative Agent. The letter agreement provides that the Company may utilize proforma credits for certain settlement costs and legal expenses associated with the Company's wage-and-hour class and collective action lawsuits for purposes of calculating Consolidated EBITDA and determining compliance with certain financial covenants included in the Credit Agreement.  The credits apply for the calculation periods ending December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, vary by period depending upon when the expenses are expected to be incurred, and are in an aggregate amount of up to $6.9 million for settlement expenses and an aggregate amount of up to $3.0 million for legal expenses over the calculation periods.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date: December 26, 2012	By:	/s/ DONALD R. PECK
Donald R. Peck
Executive Vice President, Chief Financial Officer